Exhibit 5.1

October 15, 2009

Valence Technology, Inc.
12303 Technology Boulevard, Suite 950
Austin, Texas 78727

Gentlemen:

We have acted as counsel to Valence Technology, Inc., a Delaware corporation (the “Company”), in connection with the Common Stock Purchase Agreement dated October 14, 2009 (the “Agreement”) between the Company and Seaside 88, LP (“Seaside”), relating to the sale by the Company of up to 16,900,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 (File No. 333-148632) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the form of prospectus contained therein (the “Initial Prospectus”) and the prospectus supplement to be filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement” and, together with the Initial Prospectus, the “Prospectus”).  All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

In arriving at the opinions expressed below, we have examined (i) the Second Restated Certificate of Incorporation, as amended, and Fourth Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus, and (iv) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies.  In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Company to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that, when issued and sold in accordance with the Registration Statement and the Prospectus, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We express no opinion other than as to the General Corporation Law of the State of Delaware (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus.  In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ ANDREWS KURTH LLP
ANDREWS KURTH LLP